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                                                                    Exhibit 21


                       EXHIBIT 21 -- LIST OF SUBSIDIARIES

                                                         State of
Subsidiary                                      incorporation/organization
----------                                      --------------------------
RAIT Partnership, L.P                                    Delaware
RAIT General, Inc.                                       Maryland
RAIT Limited, Inc.                                       Maryland
OSEB GP, Inc                                             Delaware
OSEB Associates, L.P.                                    Pennsylvania
RAIT Rohrerstown, L.P.                                   Delaware
SLH Apartments, Inc.                                     Delaware
SL Bonds, Inc.                                           Delaware
DP Associates, LLC                                       Maryland
RAIT SLH, L.P.                                           Pennsylvania
RAIT SLH, Inc.                                           Pennsylvania
RP XXXVII, Inc.                                          Delaware
RAIT Abbotts GP, Inc.                                    Delaware
RAIT Abbotts Limited Partnership                         Delaware
RAIT Capital Corp.                                       Delaware
Resource Properties XLV, Inc.                            Delaware



























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